UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2007

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

SECTION 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On April 5, 2007, Wako Logistics Group, Inc., (the “Company”) issued a press release regarding its financial results for the year ended December 31, 2006. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, issued by Wako Logistics Group, Inc. on April 5, 2007.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: April 5, 2007	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 5, 2007.